EXHIBIT 99.1

                                  OFFICE LEASE
                                  ------------


         THIS OFFICE LEASE ("Lease") is entered into as of May 21, 2007, by and between Joseph T. Bellamy, Trustee of the Joseph T. Bellamy 2005 Trust ("Landlord") and the Bank of Amador, a division of American River Bank, ("Tenant").

         Landlord hereby leases to Tenant on the terms and conditions set forth in this Lease the real property located at 26395 Buckhorn Ridge Road, Pioneer, California, consisting of a commercial office building containing approximately 2,980 square feet ("Building"), and a garage of approximately 400 square feet, all of which is located on land of approximately .50 acres, and identified as Amador County APN 033-150-012, including the right to sole and exclusive possession of the building, parking lot and all other improvements located thereon (the "Premises"). Provided however, Landlord shall have the non-exclusive right to use the garage located on the Premises for the storage of maintenance equipment.

         1. Term. The term of this Lease shall be for a period of ten (10) years commencing __________, 2007, and ending on ________, 2017. Upon termination of this Lease, Landlord agrees not to rent the Premises for use by a financial institution for a period of six (6) months following the expiration of the Term or any Option Term.

         2. Options to Extend Term. Landlord grants to Tenant two (2) options to extend the Lease Term (Extension Options) for a period of five (5) years each (Option Term) on all of the same terms and conditions of this Lease, except for the amount of Rent payable. Each Extension Option may be exercised by written notice delivered by Tenant to Landlord as provided below. The Rent payable for each Option Term shall be equal to the Fair Market Rent Value of the Premises as of the commencement date of the Option Term. For purposes of this Section, Fair Market Rent Value shall be the rental rate, including escalations, at which tenants lease space comparable in size, location and quality, for a term comparable to the Option Term, taking into account rental abatement concessions, tenant improvement allowances and other monetary concessions.

         If Tenant wishes to exercise an Extension Option, Tenant shall deliver written notice (Interest Notice) to Landlord no less than six (6) months before the expiration of the Term or Extended Term. Within thirty (30) days of receipt of the Interest Notice, Landlord shall deliver notice (Option Rent Notice) to Tenant stating the Option Rent based on Landlord's determination of Fair Market Rental Value as of the commencement of the Option Term. If Tenant wishes to exercise the Extension Option, Tenant must deliver written notice (Exercise Notice) within thirty (30) days after receipt of the Option Rent Notice. If Tenant wishes to contest the Option Rent stated in the Option Rent Notice, Tenant must provide, with the Exercise Notice, written notice to Landlord that Tenant objects to the stated Option Rent. In that event, Fair Market Rent Value shall be determined by arbitration as follows:

         a. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth
                  (10th) day after Tenant's objection to the Fair Market Rental Value ("Outside Agreement Date").

         b. If Landlord and Tenant fail to reach agreement by the Outside Agreement Date, each shall make a separate determination of Fair Market Rental Value and notify the other party of this determination within five (5) days after the Outside Agreement Date. If each party makes a timely determination of Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c) below. If either party fails to make a determination of Fair Market Rental Value within the five (5) day period, that failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five-day period by the other party.

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         c.       If both parties make timely individual determinations of the
                  Fair Market Rental Value under subsection (b) above, the Fair Market Rental Value shall be determined by binding arbitration, as follows:

                  (i) The determination of the arbitrators shall be limited to the sole issue of whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of this Section.
                  (ii) The arbitrators must be licensed real estate appraisers who have been active in the appraisal of commercial office buildings in the Amador County area during the five (5) year period ending on the date of his or her appointment as arbitrators.
                  (iii) Within fifteen (15) days of the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the name and address of the arbitrator appointed. The two arbitrators shall within ten (10) days after appointment of the second arbitrator agree on and appoint a third arbitrator, who shall be qualified under the same criteria set forth above.
                  (iv) Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the Landlord's or the Tenant's submitted Fair Market Rental Value shall be used and shall notify Landlord and Tenant of their decision. The decision of the majority of the three (3) arbitrators shall be binding on Landlord and Tenant.
                  (v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty
                           (30) days after the arbitrator's appointment. The arbitrator's decision shall be binding on Landlord and Tenant.
                  (vi) The losing party shall pay all costs and expenses of the arbitration.

         3. Holding Over. If Tenant holds over and continues in possession of the Premises after termination of the term of this Lease, including any extended term, Tenant's continued occupancy of the Premises shall be a tenancy from month to month at a rental equal to the monthly rental for the last month of the preceding term, and upon all of the terms and conditions hereof.

         4. Possession. Tenant may have immediate possession of the Premises upon full execution of this Lease in order to permit Tenant to complete tenant improvements to the Premises prior to the Rent Commencement Date.

         5. Rent. Tenant agrees to pay Landlord rent in the following amounts per month in advance on the first day of each month beginning _________, 2007 (Rent Commencement Date) and continuing on the first day of each month thereafter during the entire term of this Lease:


               Months 1- 12:              $2,300.00
               Months 13 - 24:            $2,334.50
               Months 25 - 36:            $2,369.52
               Months 37 - 48:            $2,405.06
               Months 49 - 60:            $2,441.14
               Months 61 - 72:            $2,477.75
               Months 73 - 84:            $2,514.92
               Months 85 - 96:            $2,552.64


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               Months 97 - 108:           $2,590.93
               Months 109 - 120:          $2,629.80


         6. Security Deposit. Tenant shall not be required to provide a security deposit.

         7. Repairs and Maintenance. Tenant shall, at its sole cost and expense, repair and maintain the interior of the Building (reasonable wear and tear excepted), including but not limited to the interior walls, all interior and exterior glass, doors, Tenant's fixtures, the roof, all structural components, plumbing, electrical systems and the parking lot. Landlord shall, at his sole cost and expense, repair and maintain the heating and air conditioning, landscaping and all other exterior maintenance. Tenant shall be solely responsible for compliance with requirements of the American's With Disabilities Act for the interior and exterior of the building, including the parking lot. Landlord will be solely responsible for the cost to remediate any hazardous materials found on the Premises not caused by Tenant.

         8. Tenant Improvements. During the term of this Lease and any extensions thereof, Tenant shall have the right to alter and install tenant improvements to the interior of the building located on the Premises at its own cost and expense, subject to reasonable approval of the Landlord, such approval to be provided within fifteen (15) days of request from Tenant.

         9. Condition of the Premises. Tenant accepts the Premises in its present "AS IS" condition and acknowledges that Landlord is under no duty or obligation to make any repairs, alterations or install any tenant improvements.

         10. Inspection of the Premises. Tenant shall permit Landlord to enter the Premises during normal business hours on reasonable advance notice for the purpose of inspecting the Premises. Because of security requirements, Landlord may not retain a key to the Building and may not enter the Building under any circumstances without the prior written consent of Tenant.

         11. Use. Tenant may use the Premises for any lawful purpose.

         12. Signage. Tenant may place signs on the Building and elsewhere on the Premises, subject to the consent of Landlord, which consent will not be unreasonably withheld. Within thirty (30) days following termination of the Lease, Tenant shall remove all signs from the Building and the Premises and repair any damages occasioned by such removal.

         13. Insurance.
             ---------

                  a. Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Tenant shall name Landlord as an additional insured under such policy. The amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence.


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                  b. Property Insurance. Landlord will maintain policies of
         insurance covering loss of or damage to the Premises in the full amount of its replacement value, including any tenant improvements made by Tenant. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils. Landlord shall name Tenant as an additional insured under such policy. Tenant shall not be liable for the payment of any deductible amount under Landlord or Tenant's insurance policies maintained pursuant to this Section.

                  c. Payment of Premiums. Tenant shall pay all premiums for the insurance policies described in this Section (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance, which Tenant is required to maintain under this Lease. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain is in effect.

                  d. Blanket Insurance Policy. In order to satisfy its obligations under this Section, Tenant may utilize a "blanket" policy of insurance insuring the Premises as well as other property owned or occupied by Tenant, its parent or affiliates, provided the blanket policy does not in any way diminish the amount or coverage of the insurance required under this Section, and further provided that the blanket policy otherwise meets all requirements of this Lease.

         14. Real Estate Taxes. Tenant agrees to pay all real property taxes and assessments levied or which are a charge against the Premises during the term of this Lease or any extension thereof. Provided, however, Tenant shall not be responsible to pay any portion of any increase in taxes resulting from a reassessment of the Premises due to a change of ownership or other event resulting in reassessment under the codification of Proposition 13 adopted by the voters in the June 1978 election. Tenant shall have the right to contest any taxes levied against the Premises or any improvements or attempt to cause them to be reduced, including the initiation of proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord.

         15. Utilities; Janitorial Services. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises and shall pay the cost of janitorial services to the interior of the Building.

         16. Hazardous Materials. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord.

         17. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim.

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         18. Alterations, Additions and Improvements. Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000.00) in cost cumulatively over the Lease Term and which are not visible from the outside of any Building. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Premises, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises.

         19. Condition Upon Termination. Upon the termination of the Lease Tenant shall surrender the Premises to Landlord broom clean and in the same condition as received, except for ordinary wear and tear and except for any tenant improvements installed by Tenant. Tenant shall not be required to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease, except that Tenant shall remove all of its equipment and personal property.

         20. Partial or Total Destruction; Condemnation. If the Premises are partially or totally destroyed by any cause whatsoever, or all or any portion of the Premises is taken by proceedings in condemnation or eminent domain, and regardless of whether Landlord receives any insurance proceeds or condemnation proceeds, Tenant may elect to terminate the Lease by notice to Landlord within ninety (90) days of the event causing the damage, destruction or taking. In the event Tenant elects to give notice of termination, this Lease shall terminate as of the date the destruction occurred. In the event Tenant elects to continue the Lease in effect, Landlord shall rebuild the Premises at Landlord's own expense, including the use of any proceeds from insurance payable in connection with the event causing such damage or destruction or proceeds from condemnation. Any rent payable and other sums payable during the period of such damage, repair and/or restoration (including real property taxes) shall be reduced according to the degree to which Tenant's use of the Premises is impaired.

         Any Condemnation award or payment shall be distributed in the following order; (a) first, to any beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

         21. Assignments And Subletting. Tenant shall have the right to assign this Lease or sublease all or any portion of the Premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld. The foregoing notwithstanding, Tenant may assign this Lease or sublease the Premises, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant or which acquires all or substantially all of the assets of Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         22. Remedies on Default. If Tenant breaches this Lease, Landlord in addition to any other remedy given Landlord by law or equity, may:

         (a) Continue this Lease in effect by not terminating Tenant's right to possession of the Premises, in which case Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the rent specified in this Lease as it becomes due under this Lease.

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         (b)      Terminate this Lease and recover from Tenant:

                  (1) The worth, at the time of award, of the unpaid rent that had been earned at the time of termination of the Lease;

                  (2) The worth, at the time of award, of the amount by which the unpaid rent that would have been earned after termination of the Lease until the time of award exceeds the amount of rental loss that Tenant proves could have been reasonably avoided;

                  (3) The worth, at the time of award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

                  (4) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform the obligations under this Lease; or

         (c) Terminate the Lease and, in addition to any recoveries Tenant may seek under paragraph (b) of this Section, bring an action to reenter and regain possession of the Premises in the manner provided by the laws of unlawful detainer then in effect in California.

         23. Notices. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom it is directed or, in lieu of personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Landlord at 25585 Buckeye Road, Pioneer, California 95666 or to Tenant c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, California 95670, attention Mitchell A. Derenzo, Executive Vice President. Either party, Landlord or Tenant, may change its address for purposes of this Section by giving written notice of that change to the other party in the manner provided in this Section.

         24. Attorneys' Fees. If any litigation is commenced by either party to enforce this Lease or the rights and duties of either party in relation to this Lease, the party prevailing in that litigation shall be entitled, in addition to any other relief that may be granted in the litigation, to a reasonable sum as and for its attorneys' fees in the litigation, which shall be determined by the court in that litigation or in a separate action brought for that purpose.

         25. Binding on Heirs and Successors. This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Landlord and Tenant.

         26. Sole and Only Agreement. This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the leasing of the Premises to Tenant and correctly sets forth the obligations of Landlord and Tenant to each other as of its date. Any prior or contemporaneous negotiations, agreements or representations respecting the Premises or their leasing by Landlord to Tenant, including but not limited to the letter of intent dated April 11, 2007, not expressly set forth in this instrument are null and void. The terms of this Lease may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

         27. California Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. Venue and Jurisdiction in connection with a dispute arising from the subject matter of this Lease shall be in the Superior Court of Amador County.

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         Executed as of the date first written above at Pioneer, California.

         LANDLORD:                     /s/ JOSEPH T. BELLAMY
                                       -----------------------------------------
                                       Joseph T. Bellamy, Trustee of
                                       the Joseph T. Bellamy 2005 Trust



         TENANT: Bank of Amador, a division of American River Bank, a California banking corporation


                                       /s/ MITCHELL A. DERENZO
                                       -----------------------------------------
                                       Mitchell A. Derenzo
                                       Executive Vice President




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